EXHIBIT 23.1

March 11, 2002

Virginia Electric and Power Company
701 East Cary Street
Richmond, VA 23219-3932

Annual Report on Form 10-K

Ladies and Gentlemen:

We consent to the incorporation by reference into the statements made in regard to our firm in the Registration Statement of Virginia Electric and Power Company on Form S-3 (File No. 333-38510) and related prospectuses of the legal conclusions that relate to the Company’s franchises and title to properties included in this Annual Report on Form 10-K.

Sincerely,

/s/ MCGUIREWOODS LLP

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